EXHIBIT 5.3

March 10, 2009

Great Basin Gold Ltd.
138 West Street, 4th Floor
Sandown, 2196, Sandton
South Africa 2146

and

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re:          Registration Statement on Form F-10

We hereby consent to the reference to us in the registration statement on Form F-10, as amended (the “Registration Statement”) and the related short form base shelf prospectus (the “Prospectus”) of Great Basin Gold Ltd. relating to the offering of common shares.  We also consent to the use of our firm name under the headings “Enforceability of Civil Liabilities by U.S. Investors” and “Legal Matters”.  We also consent to the reference to our opinion under the heading “Enforceability of Civil Liabilities by U.S. Investors”, all as contained in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Lang Michener LLP

LANG MICHENER LLP